UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Anheuser-Busch Companies, Inc.

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     On the afternoon of June 27, 2008, Gary Rutledge, Vice President-Legal and Government Affairs, of Anheuser-Busch Companies, Inc., issued the following statement to the media:
     The Anheuser-Busch board of directors unanimously determined that InBev’s unsolicited, non-binding proposal is financially inadequate and not in the best interests of our shareholders.
     We are focused on educating lawmakers on the reasons supporting the board’s decision, including the merits of Anheuser-Busch’s strategic plan to generate growth and why this plan is the most effective way to increase value for the company’s shareholders.
     Anheuser-Busch has for many years maintained a significant presence in Washington, D.C., and in state capitols throughout the country, and we are well-prepared to effectively represent the interests of the company and its shareholders on this issue. We are very gratified by the outpouring of support we have received to date.
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     Anheuser-Busch Companies, Inc. (the “Company”) and its directors and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a consent solicitation by InBev nv/sa to remove and replace the Board of Directors of the Company (the “Consent Solicitation”). The Company plans to file a consent revocation statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of written consents in connection with the Consent Solicitation (the “Consent Revocation Statement”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement relating to the 2008 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and the Company’s website at http://www.anheuser-busch.com. Additional information regarding the interests of such potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the Consent Solicitation.
     Promptly after filing its definitive Consent Revocation Statement with the SEC, the Company will mail the definitive Consent Revocation Statement and a form of WHITE consent revocation card to each stockholder entitled to deliver a written consent in connection with the Consent Solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the Consent Solicitation at the SEC’s website at http://www.sec.gov, at the Company’s website at http://www.anheuser-busch.com or by contacting Morrow & Co., Inc. at (800) 662-5200.